EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-16739) of Oregon Steel Mills, Inc. of our report dated January 26, 2000 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.




PricewaterhouseCoopers LLP


Portland, Oregon
March 27, 2000